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                                                                    Exhibit 23.1




                        Consent of Independent Auditors


We consent to the incorporation by reference in this Form 10-K of Allegheny Technologies Incorporated of our report dated January 24, 2000, included in the 1999 Annual Report to Stockholders of Allegheny Technologies Incorporated.

We also consent to the incorporation by reference in Registration Statements (as may be amended) Nos. 333-08235, 333-10225, 333-10227, 333-10229, 333-10245,
333-46695, 333-45965, 333-48649 and 333-59161 of Allegheny Technologies
Incorporated of our report dated January 24, 2000, with respect to the consolidated financial statements incorporated herein by reference.


                                                     /s/ Ernst & Young LLP


Pittsburgh, Pennsylvania
March 20, 2000